UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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India Globalization Capital, Inc.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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India Globalization Capital Inc.
4336 Montgomery Avenue
Bethesda MD 20814

ANNUAL MEETING OF STOCKHOLDERS
___________________________

July 30, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of India Globalization Capital, Inc. (“we,” “us,” “our” or the “Company”), which is to be held at 11480 Commerce Park Drive, Suite 100, Reston, VA 20191, on August 20, 2014 at 11:00 a.m. local time.  The Annual Meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by a report on our operations.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which more fully describe the formal business to be conducted at the Annual Meeting, follow this letter.  A copy of our Annual Report to Stockholders for the fiscal year ended March 31, 2014 is also enclosed.  We encourage you to carefully read these materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting.  Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning your proxy card.  Beneficial owners of shares held in street name should follow the instructions in the Proxy Statement for voting their shares.  If you are a record holder and you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 20, 2014:

This Proxy Statement, the Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders are available at http://www.Igcinc.us

Sincerely,

/s/ Ram Mukunda
Executive Chairman and
Chief Executive Officer
July 30, 2014

India Globalization Capital Inc.
4336 Montgomery Avenue
 Bethesda, MD 20814

NOTICE OF ANNUAL MEETINGS OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) for the year ended March 31, 2014 of India Globalization Capital, Inc. (“we,” “us,” “our” or the “Company”) will be held at 11480 Commerce Park Drive, Suite 100, Reston, VA 20191, on August 20, 2014 at 11:00 a.m. local time.  Voting materials, which include this Proxy Statement, the proxy card and our fiscal 2014 report to Stockholders, is first being mailed to Stockholders of the Company on or about August 1, 2014.

Stockholders who desire to attend the Annual Meeting should indicate such planned attendance by marking the appropriate box on the enclosed proxy card.  Stockholders who do not indicate attendance at the Annual Meeting by proxy will be required to present acceptable proof of stock ownership to attend the Annual Meeting.  All stockholders must furnish personal photo identification for admission to the Annual Meeting.

The Company will hold the Annual Meeting for the following purposes:

(1)
To elect Mr. Sudhakar Shenoy to the Company’s board of directors to serve as a Class A director until the 2017 annual meeting of Stockholders and until such director’s respective successor shall be duly elected and qualified, or until such director’s earlier death, resignation or removal from office;

(2)	To ratify the appointment of AJSH & Company (“AJSH”), as the Company’s independent registered public accounting firm for the 2015 fiscal year;

(3)
To approve the issuance of up to 2,000,000 shares of our common stock to Bricoleur Partners, L.P. (“Bricoleur”), pursuant to the Note and Share Purchase Agreement entered into by the Company on October 9, 2012, as amended on March 31, 2013 and 2014, to be used for the payment of principal and/or interest;

(4)
To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables) (the “Say-on-Pay Proposal”);

(5)
To approve, by a non-binding advisory vote, setting the frequency of say-on-pay votes (cast an advisory vote on the Company’s executive compensation program) at future annual meetings of stockholders to every three years;

(6)
To approve the grant of 1,000,000 shares of common stock to the Company’s Chief Executive Officer pursuant to performance metrics set by the board of directors and 500,000 shares of common stock to two of the Company’s directors; and

(7)
To act upon such other matters as may properly come before the Annual Meeting, including any proposal to adjourn or postpone of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies (the “Adjournment Proposal”).

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of each of the foregoing items of business, including the nomination of Mr. Shenoy as a director.

Only holders of record of our common stock at the close of business on July 15, 2014 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Parveen Mukunda
Corporate Secretary
July 30, 2014

INDIA GLOBALIZATION CAPITAL, INC.

PROXY STATEMENT

The board of directors of India Globalization Capital, Inc. (the “Board of Directors”) is soliciting proxies for the Annual Meeting.  You may revoke your proxy at any time prior to voting at the Annual Meeting by submitting a later dated proxy or by giving timely written notice of your revocation to the Secretary of the Company.  Proxies properly executed and received by the Secretary prior to the Annual Meeting, and not revoked, will be voted in accordance with the terms of the proxies.

Registered stockholders holding shares of the Company’s common stock may vote by completing, signing and dating the proxy card and returning it as promptly as possible.  The Company will pay all of the costs associated with this proxy solicitation.  Proxies may be solicited in person or by mail, telephone, telefacsimile or other means of electronic transmission by our directors, officers and employees.  We will also reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding soliciting materials to the beneficial owners of the Company’s common stock.

If you desire to attend the Annual Meeting, you should indicate your intent to attend in person when voting by marking the appropriate box on the enclosed proxy card.  If you do not indicate attendance at the Annual Meeting on the proxy, you will be required to present acceptable proof of stock ownership to attend.  All stockholders who attend the Annual Meeting must furnish personal photo identification for admission.  If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting in order to vote.

VOTING RIGHTS

Our stockholders are entitled to one vote at the Annual Meeting for each share of Company common stock held of record as of July 15, 2014, the record date for the Annual Meeting.  As of the close of business on the record date, there were 11,379,910 shares of common stock outstanding.  A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.  If your shares are held in “street name”, these proxy materials are being forwarded to you by your bank or brokerage firm (the “Record Holder”), along with a voting instruction card.  As the beneficial owner, you have the right to direct the Record Holder on how to vote your shares, and the Record Holder is required to vote your shares in accordance with your instructions.  If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.”

BROKER NON-VOTES

A “broker non-vote” occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner.  Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.  Routine matters include increases in authorized common stock for general corporate purposes and ratification of auditors.  Non-routine matters include amendments to stock plans, authorization to issue additional shares in excess of 20% of shares outstanding, say-on-pay votes, executive compensation-related matters and the election of directors.

The election of directors in an uncontested election is deemed to be a non-routine matter. The advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation are also matters considered non-routine under applicable rules. The vote to approve grants of shares of common stock to our Chief Executive Officer and two of our directors is also deemed to be a non-routine matter.  Accordingly, if you hold your shares in street name, in order for your shares to be voted for the election of directors at the Annual Meeting (Proposal One), the advisory vote on executive compensation (Proposal Four), the advisory vote on the frequency of the advisory vote on executive compensation (Proposal Five) and the grants of shares of common stock to our Chief Executive Officer and two of our directors (Proposal 6), you must provide voting instructions to your broker in accordance with the voting instruction card that you will receive from your broker.  Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.

The authorization to issue additional shares in excess of 20% of our shares outstanding is deemed to be a non-routine matter. Accordingly, if you hold your shares in street name, in order for your shares to be voted for the authorization of this issuance at the Annual Meeting (Proposal Three), you must provide voting instructions to your broker in accordance with the voting instruction card that you will receive from your broker.  Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.

For purposes of this Annual Meeting, the Company has determined that the reappointment of its independent auditors (Proposal Two) is a routine matter under applicable rules.  A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.

We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement; however, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies.  In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs.  We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.  We have also engaged InvestorCom to solicit proxies on our behalf.  We anticipate that the fees to InvestorCom will be approximately $4,500.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term.  At the Annual Meeting, one director is to be elected as a member of our Board of Directors who will serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, removal or death.  Our Board of Directors has nominated Sudhakar Shenoy, who is currently a director of the Company, to serve as a Class A director.

The other current directors consist of one Class B director, who will serve until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified, and one Class C director, who will serve until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified. One of our Class A director seats, vacated on May 29, 2012, and one of our Class B director seats, vacated on December 31, 2012, shall remain vacant.

Should any vacancy occur on the Board of Directors, the remaining directors would be able to fill such vacancy by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.  Any director elected by the Board of Directors to fill a vacancy would hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified.  If the size of the board is increased, additional directors will be apportioned among the three classes in order to make all classes as nearly equal as possible.

The following sets forth information regarding our Class A director nominee.  Except as set forth below, there are no family relationships between any of our directors or executive officers.  Each director holds office until he or she resigns or is removed and his or her successor is duly elected and qualified.

Name	Age	Position	Time in Position
Sudhakar Shenoy	66	Compensation Committee Chairman Class A Director	Since 2012 May 2005 to the Present

Mr. Sudhakar Shenoy has been our Compensation Committee Chairman since 2012, has served as a Director since our inception of the Company in May 2005.  Since January 1981, Mr. Shenoy has been the Chairman and Chief Executive Officer of Information Management Consulting, Inc., a business solutions and technology provider with operations in the United States and in India that he founded.  Mr. Shenoy is a member of the Non-Resident Indian Advisory Group that advises the Prime Minister of India on strategies for attracting foreign direct investment.  Mr. Shenoy was selected for the U.S. Presidential Trade and Development Mission to India in 1995.  In 1996, Mr. Shenoy was inducted into the Alumni Hall of Fame at the University of Connecticut School of Business and was recognized as a Distinguished Alumnus of the Indian Institute of Technology (IIT) in Bombay, India in 1997. Mr. Shenoy was recently named Top 25 Most Influential People in Washington, DC high tech industry as being awarded the 2004 Executive of the Year by the Northern Virginia Government Contractors Council.  Mr. Shenoy holds a B. Tech (Hons.) in electrical engineering from the Indian Institute of Technology and an M.S. in Electrical Engineering and an M.B.A. from the University of Connecticut Schools of Engineering and Business Administration, respectively.

Mr. Shenoy’s extensive business contacts in India and his experience serving on the boards of public companies in the United States make him well qualified to serve as a director of our company.

Set forth below is information regarding our current Class B and Class C directors.  Except as set forth below, there are no family relationships between any of our directors or executive officers.  Each director holds his office until he or she resigns or is removed and his or her successor is elected and qualified.

Name	Age	Position	Time in Position
Mr. Richard Prins	56	Chairman of the Board and the Audit Committee Class B Director	Since 2012 2007 to Present

Mr. Richard Prins has been our Chairman and Audit Committee Chairman since 2012, and has served as a Director since May 2007.  Mr. Prins has more than 27 years of experience in private equity investing and investment banking.  From March 1996 to 2008, he was the Director of Investment Banking at Ferris, Baker Watts, Incorporated (FBW).  FBW was the lead underwriter for our 2006 initial public offering.  FBW was sold to Royal Bank of Canada (RBC) in 2008.  Mr. Prins served in a consulting role to RBC until January 2009.  Mr. Prins currently serves on several boards, volunteers full time with a non-profit organization, Advancing Native Missions, and is a private investor.  Prior to FBW, from July 1988 to March 1996, Mr. Prins was Senior Vice President and Managing Director for the Investment Banking Division of Crestar Financial Corporation (SunTrust Bank).  From 1993 to 1998, he was with the leveraged buy-out firm Tuscarora Corporation.  Mr. Prins has experience serving on the boards of other publicly-held companies.  Since February 2003, he has been on the board of Amphastar Pharmaceuticals, Inc. and, since March 2010, he has been on the board of Hilbert Technologies.  Mr. Richard Prins holds a B.A. degree from Colgate University and an M.B.A. from Oral Roberts University.

Mr. Prins has substantial knowledge and experience with U.S. capital markets, has served on and chaired audit and compensation committees of boards, has extensive experience in finance, accounting and internal controls over financial reporting.  He brings particularly important experience to the Board, especially if we seek additional financing in the U.S. capital markets.  Mr. Prins has traveled in India, China and Africa.  His knowledge of India and China, and his in-depth experience with U.S. capital markets make him well qualified to serve as a director of our company.

Name	Age	Position	Time in Position
Mr. Ram Mukunda	54	Chief Executive Officer, Executive Chairman, President and Class C Director	April 2005 to the Present

Mr. Ram Mukunda, our founder, has served as our Executive Chairman, Chief Executive Officer and President since our inception on April 29, 2005 and was Chairman of the Board from April 29, 2005 through December 15, 2005.  Since July 2010, Mr. Mukunda has been on the board of directors of the BLA Power Private Limited Board, in Mumbai, India.  From January 1990 to May 2004, Mr. Mukunda served as founder, Chairman and Chief Executive Officer of Startec Global Communications, an international telecommunications carrier focused on providing voice over Internet protocol (VOIP) services to emerging economies.  Startec was among the first carriers to have a direct operating agreement with India for the provision of telecom services.  Mr. Mukunda was responsible for organizing, structuring and integrating a number of companies owned by Startec.  Many of these companies provided strategic investments in India-based operations or provided services to India-based companies.  Under Mr. Mukunda’s tenure at Startec, the company made an initial public offering of its equity securities in 1997 and conducted a public high-yield debt offering in 1998.  From June 1987 to January 1990, Mr. Mukunda served as Strategic Planning Advisor at Intelsat, a communications satellite services provider.  Mr. Mukunda serves on the Board of Visitors at the University of Maryland, School of Engineering.  From 2001 to 2003, he was a Council Member at Harvard’s Kennedy School of Government, Belfer Center of Science and International Affairs.  Mr. Mukunda is the recipient of several awards, including the University of Maryland’s 2001 Distinguished Engineering Alumnus Award the 1998 Ernst & Young, LLP’s Entrepreneur of the Year Award and the 2013 University of Maryland’s International Alumnus of the year award.  He holds B.S. degree in Electrical Engineering a B.S degree in Mathematics and a M.S. in Engineering from the University of Maryland.

Mr. Mukunda has traveled extensively through India and has conducted business in India and China for more than 20 years.  He has more than 16 years of experience managing a publicly-held company, has acquired and integrated more than 19 companies.  His in-depth business experience in India, his knowledge of U.S. capital markets and his engineering background make him well qualified to serve as a director of our company.

Vote Required and Board of Directors Recommendation

The election of the nominee for director requires a plurality of the votes cast, in person or by proxy.  Generally, the nominees for director receiving the highest number of affirmative votes from the shares voted at the Annual Meeting will be elected as directors.  In this Annual Meeting, our nominee for director will be elected so long as he receives a plurality of the votes cast in the election.  In determining whether the proposal has been approved, abstentions will be counted for purposes of determining the presence or absence of a quorum, but will have no other legal effect under Maryland law, and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

Stockholders do not have the right to cumulate their votes in the election of directors.  If, at the time of the Annual Meeting the nominee should be unavailable to serve as a director, it is intended that votes will be cast, in accordance with the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors.  The nominee has consented to being named in this Proxy Statement and to serve if elected.

The Board of Directors recommends that the stockholders vote FOR the election of the nominee set forth above.  Properly executed and delivered proxies solicited by management for which no specific direction is included will be voted FOR the election of the nominees listed to serve as directors.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected AJSH & Company as the Company’s independent registered public accountants for the fiscal year ending March 31, 2015.

AJSH & Company served as the Company’s independent auditors for the fiscal year ended March 31, 2014, reviewing the Company’s financial statements. Services provided to the Company by AJSH & Company for the 2014 fiscal year are described in “Audit Information.”  A representative of AJSH & Company will not be present at the meeting.

Although stockholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is requesting that stockholders ratify the selection of AJSH & Company as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2015 fiscal year.  If stockholders do not ratify the selection of AJSH & Company at the Annual Meeting, the Audit Committee will reconsider whether or not to retain that firm for future audits.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required and Board of Directors Recommendation

The ratification of the appointment of AJSH & Company as the Company’s independent registered public accountants for the 2015 fiscal year will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

The Board of Directors recommends that you vote FOR the ratification of the appointment of AJSH & Company as the Company’s independent registered public accountants for the 2015 fiscal year.  Proxies solicited by management for which no specific direction is included will be voted FOR ratification of the appointment of AJSH & Company.

PROPOSAL THREE

ISSUANCE OF UP TO 2,000,000 SHARES OF
COMMON STOCK TO A NOTEHOLDER

The Company is also asking its stockholders to approve the issuance of up to 2,000,000 shares of the Company’s common stock to Bricoleur Partners L.P. (“Bricoleur”) for the reasons set forth in this Proposal Three.

On October 16, 2009, the Company consummated the sale of a promissory note in the principal amount of $2,000,000 (the “Bricoleur Note”) to Bricoleur. There was no interest payable on the Bricoleur Note and the Bricoleur Note was due and payable on October 16, 2010 (the “Maturity Date”). Prior to the Maturity Date, the Company could pre-pay the Bricoleur Note at any time without penalty or premium and the Bricoleur Note was unsecured. The Bricoleur Note was not convertible into the Company’s common stock or other securities of the Company. However, under the Note and Share Purchase Agreement (the “Bricoleur Note and Share Purchase Agreement”), effective as of October 16, 2009, by and among the Company and Bricoleur, as additional consideration for the investment in the Bricoleur Note, the Company issued 53,000 shares of common stock to Bricoleur.

During the three months ended December 31, 2010, the Company issued an additional 20,000 shares of common stock to Bricoleur pursuant to the effective agreements specified above as penalties for failure to repay the promissory notes when due.

In March 2011, the Company finalized agreements with Bricoleur to exchange the Bricoleur Note for a new promissory note with a later maturity date (the “2011 Bricoleur Note”). The 2011 Bricoleur Note was due on June 30, 2011 with no prior payments due and did not bear interest. The Company issued an additional 68,850 shares of its common stock to Bricoleur in connection with the extension of the term regarding the 2011 Bricoleur Note.

On October 9, 2012, the Company and Bricoleur agreed to exchange the 2011 Bricoleur Note for a new note (the “2012 Bricoleur Note”) which bore no interest and was due on December 31, 2012. In consideration for the exchange, the Company issued 30,000 shares of common stock to Bricoleur and issued an additional 34,200 shares to be paid as February and March 2013 penalty payments. Effective March 31, 2013 and March 31, 2014, the Company and Bricoleur agreed to amend the outstanding $1,800,000 2012 Bricoleur Note, subject to the same terms of the agreement accompanying the 2012 Bricoleur Note, to extend the maturity date of the 2012 Bricoleur Note from July 31, 2014 to July 31, 2016. The 2012 Bricoleur Note remains outstanding. Contractually, the Company agreed to make a penalty payment (booked under interest payment) of 17,100 shares of common stock for each month the loan remains unpaid until July 2014. Starting in August 2014, the penalty payments will be 23,489 shares of common stock for each month the loan remains unpaid.  No other “interest” payment is made on the loan. During the year ended March 31, 2014, the Company issued a total of 205,200 shares valued at $270,522 to this debt holder, which constituted an element of repayment of interest.

We consummated this transaction in order to maintain our working capital and to extend the note by one year.

NYSE Rule 312.03(c) requires prior stockholder approval if the listed company intends to issue common stock, or securities convertible or exercisable for common stock, in any transaction or series of transactions if: (a) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

The Company may wish to issue additional shares of the Company’s common stock through July 30, 2016, the maturity date of the 2012 Bricoleur Note, and seeks stockholder approval to do so.  Approval of this Proposal Three would enable the Company to preserve its cash resources by issuing additional shares of common stock to Bricoleur in its discretion throughout the twenty-three-month period following the Annual Meeting, without the need to seek additional stockholder approval.  For this reason, stockholder approval is sought for the issuance of up to 2,000,000 additional shares of the Company’s common stock to Bricoleur to permit the Company to issue additional shares at a later date without requiring stockholder approval at the time of issuance.

If stockholder approval is granted, the Company may exclude the issuance of these shares to Bricoleur when calculating whether a future issuance of shares or options will fall within the 20% limit under FINRA Rule 4110(d)(3).  This will have the same effect as if stockholder approval had been obtained before the Company issued the shares.

Vote Required and Board of Directors Recommendation

NYSE Rule 312.03 requires stockholder approval prior to the sale, issuance or potential issuance of a number of shares of the Company’s common stock in a transaction other than a public offering which equals or exceeds 20% of the shares or voting power outstanding before the issuance, if the sale price of such stock is less than the greater of its book value or market value.  The approval of the issuance of up to 2,000,000 shares of our common stock to Bricoleur will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

The Board of Directors recommends that you vote FOR the issuance of up to 2,000,000 shares of the Company’s common stock to Bricoleur.  Proxies solicited by management for which no specific direction is included will be voted FOR the issuance of up to 2,000,000 shares of the Company’s common stock to Bricoleur.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on executive compensation as described below in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal).

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of our stockholders.

Over the past several years, the Company has had to navigate through a global financial crisis, a severe credit crisis in India followed by a slowing of the Indian economy and a dramatic drop in iron ore prices followed by a slowing Chinese economy, all of which resulted in a downsizing of the scale and scope of the Company.  Through all these crises the Company has managed to articulate and reposition itself for growth in dynamic and competitive markets, including the infrastructure rental business in India, the indoor farming industry and the legal cannabis industry.

The Compensation Discussion and Analysis section of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in Fiscal 2014 in more detail. In addition, please read the summary compensation table and other related compensation tables and narrative of this Proxy Statement, which provide detailed information on the compensation of our executive officers.

The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve stronger operating and financial performance.

The Company requests stockholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).

Vote Required and Board of Directors Recommendation

Approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat, on an advisory basis.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. As advisory votes, this proposal is not binding upon the Company. However, the Compensation Committee values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

The Board of Directors recommends that you vote FOR Proposal Four for the 2014 fiscal year.  Proxies solicited by management for which no specific direction is included will be voted FOR Proposal Four.

PROPOSAL FIVE

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

As described in Proposal Four above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal Four above is referred to as a “say-on-pay vote.”

This Proposal Five affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual meetings of stockholders (or special meetings of stockholders for which the Company must include executive compensation information in the proxy statement for such special meeting). Under this Proposal Five, stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every three years so that stockholders may express their views on the Company’s executive compensation program. The Company’s Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

Vote Required and Board of Directors Recommendation

Approval of the frequency of say-on-pay votes will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat, on an advisory basis.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. As advisory votes, this proposal is not binding upon the Company. However, the Compensation Committee values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

The Board of Directors recommends that stockholders vote FOR Proposal Five to hold say-on-pay votes EVERY THREE YEARS (as opposed to every year or every two years). Proxies solicited by management for which no specific direction is included will be voted FOR Proposal Five.

PROPOSAL SIX

GRANT OF 1,000,000 OF SHARES
OF COMMON STOCK TO OUR CHIEF EXECUTIVE OFFICER
AND 500,000 SHARES OF COMMON STOCK TO OUR DIRECTORS

The Company is asking stockholders to approve a grant of 1,000,000 shares of common stock to Mr. Ram Mukunda, the Company’s Chief Executive Officer, and 250,000 shares of common stock to each of Richard Prins and Sudhakar Shenoy, two of the Company’s directors.

Mr. Mukunda currently beneficially owns 346,000 shares, 57,500 options and 39,810 warrants, all of which are currently exercisable.  The Compensation Committee believes that due to his ownership interests, Mr. Mukunda’s financial interests do not adequately align with those of the stockholders.  In order to better align these interests and tie compensation to long-term stock price performance, the Compensation Committee proposes a grant of 1,000,000 shares of common stock to Mr. Mukunda in addition to his previous compensation. The shares would be tied to financial and operating milestones that will be decided by the Board of Directors.

Messrs. Prins and Shenoy are Class B and Class A directors, respectively, on our Board of Directors.  The Company is asking stockholders to approve the grant of 250,000 shares of common stock to each as compensation for their service on the Board of Directors, to vest during the respective terms of their directorships.

Vote Required and Board of Directors Recommendation

The approval of the grant of 1,000,000 shares of our common stock to the Company’s Chief Executive Officer and 500,000 shares of common stock to two of the Company’s directors will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

The Board of Directors recommends that you vote FOR the grant of 1,000,000 shares of common stock to the Company’s Chief Executive Officer and 500,000 shares of common stock to two of the Company’s directors.  Proxies solicited by management for which no specific direction is included will be voted FOR the grant of 1,000,000 shares of common stock to the Company’s Chief Executive Officer and 500,000 shares of common stock to two of the Company’s directors.

PROPOSAL SEVEN

THE ADJOURNMENT PROPOSAL

If, at the Annual Meeting of stockholders on August 20, 2014, the number of shares of the Company’s common stock present or represented and voting in favor of adoption or rejection of the proposals is insufficient to adopt such proposals under the applicable rules and regulations, the Company’s Executive Chairman intends to move to adjourn the Annual Meeting in order to enable our Board of Directors to solicit additional proxies.

In this Proposal Seven, we are asking you to authorize Ram Mukunda or Richard Prins to vote in favor of an adjournment of the Annual Meeting to another time and place for the purpose of soliciting additional proxies.  If the stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously submitted proxies.  Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against some of the proposals, we could adjourn the Annual Meeting without a vote on that particular proposal and seek to convince the holders of those shares to change their votes to votes in favor of adoption of such proposal.

If our stockholders do not approve the Adjournment Proposal, our Board of Directors may not be able to adjourn the Meeting to a later date in the event there are not sufficient votes at the time of the Meeting.

Vote Required and Board Recommendation

The Adjournment Proposal, if a quorum is present, requires the affirmative vote of a majority of the votes, which could be cast by holders of all shares of stock entitled to vote thereon, which are present in person or by proxy at the Annual Meeting.  In the absence of a quorum, the stockholders present, by majority vote, may adjourn the Meeting.  Broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal.

Our Board of Directors recommends that you vote FOR the Adjournment Proposal. Proxies solicited by management for which no specific direction is included will be voted FOR the Adjournment Proposal.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of July 15, 2014 by:

-	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
-	each of our executive officers, directors and our special advisors; and
-	all of our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right.  The percentage ownership of the outstanding common stock, which is based upon 11,379,910 shares of common stock outstanding as of July 15, 2014, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has exercised options or warrants to purchase shares of our common stock.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  Unless otherwise noted, the nature of the ownership set forth in the table below is common stock of the Company. The table below sets forth certain information as of July 15, 2014, except as noted in the footnotes to the table, with respect to the beneficial ownership of the Company’s common stock by (i) all persons or groups, according to the most recent Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission or otherwise known to us, to be the beneficial owners of more than 5% of the outstanding common stock of the Company, (ii) each director and director-nominee of the Company, (iii) the executive officers named in the Summary Compensation Table, and (iv) all such executive officers and directors of the Company as a group.

	Shares Owned
Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class*
Wells Fargo & Company (2) 420 Montgomery Street San Francisco, CA 94104	204,215	1.8

Ranga Krishna (3)	447,606	3.9

Ram Mukunda (4)	443,313	3.9

Richard Prins (5)	62,500	0.5

Sudhakar Shenoy (6)	144,250	1.3

Danny Ngai (7)	43,100	0.4

All Executive Officers and Directors as a group (4 persons)		6.1
_______________

*Based on 11,379,910 shares of common stock outstanding as of July 15, 2014.

(1)	Unless otherwise indicated, the address of each of the individuals listed in the table is c/o India Globalization Capital, Inc., 4336 Montgomery Avenue, Bethesda, MD 20814.

(2)
Based on an amended Schedule 13G filed with the SEC by Wells Fargo Company on behalf of its subsidiary Wachovia Bank, National Association that is the direct holder of the shares.  Dr. Ranga Krishna is entitled to 100% of the economic benefits of the shares. See footnote 3.

(3)
Includes (i) 181,846 shares of common stock directly owned by Dr. Krishna partially based on Form 4 filings, (ii) 204,215 shares beneficially owned by Wells Fargo & Company, which has sole voting and dispositive control over the shares, with Dr. Krishna having 100% of the economic benefits of the shares, (iii) warrants exercisable at $50.00 to purchase 29,000 shares of common stock, all of which are currently exercisable; (iv) options at an average price of $5.60 to purchase 32,545 shares of common stock, all of which are currently exercisable.

(4)
Includes 346,000 shares of common stock, 57,500, options and 39,810 warrants. Includes shares and warrants held by Mr. Mukunda’s spouse. Includes (i) 346,000 shares of common stock, (ii) options exercisable at an average price of $5.60 per share to purchase 57,000 shares of common stock, all of which are currently exercisable, and (iii) warrants exercisable at $50.0 per share to purchase 39,810 shares of common stock, all which are currently exercisable.

(5)	Includes (i) 40,000 shares and (ii) options at an average price of $5.60 to purchase 22,500 shares of common stock, all of which are currently exercisable.

(6)	Includes (i) 126,750 shares and (ii) options at an average price of $5.60 to purchase 22,500 shares of common stock, all of which are currently exercisable.

(7)	Includes 43,100 shares of common stock.

(8)
Includes Directors and Officers owning (i) 693,163 shares of common stock directly, (ii) options exercisable at an average price of $5.6 per share to purchase 97,500 shares of common stock, all of which are currently exercisable, and (iii) warrants exercisable at $50.00 per share to purchase 39,813 shares of common stock, all which are currently exercisable.

Messrs. Mukunda and Krishna may each be deemed our “parent,” “founder” and “promoter,” as these terms are defined under the Federal securities laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of their ownership of shares with the SEC.  Such executive officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely upon review of the copies of such reports received by us, our senior management believes that all reports required to be filed under Section 16(a) for the fiscal year ended March 31, 2014 were filed in a timely manner.

DIRECTORS, EXECUTIVE OFFICERS AND GOVERNANCE OF THE COMPANY

Executive Officers and Directors

The names, ages and positions of our executive officers and directors as of July 15, 2014 are as follows:

Name	Positions	Age	Director Since	Term will Expire

Ram Mukunda	President, Chief Executive Officer and Director (Class C director)	55	2005	2016

Danny Ngai	Interim Treasurer and Principal Financial and Accounting Officer	47	—	—

Richard Prins	Chairman of the Board of Directors (Class B director)	56	2007	2015

Sudhakar Shenoy	Director (Class A director)	66	2005	2014

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows:

Ram Mukunda, our founder, has served as our Executive Chairman, Chief Executive Officer and President since our inception on April 29, 2005 and was Chairman of the Board from April 29, 2005 through December 15, 2005.  Since July 2010, Mr. Mukunda has been on the board of directors of the BLA Power Private Limited Board, in Mumbai, India.  From January 1990 to May 2004, Mr. Mukunda served as founder, Chairman and Chief Executive Officer of Startec Global Communications, an international telecommunications carrier focused on providing voice over Internet protocol (VOIP) services to emerging economies.  Startec was among the first carriers to have a direct operating agreement with India for the provision of telecom services.  Mr. Mukunda was responsible for organizing, structuring and integrating a number of companies owned by Startec.  Many of these companies provided strategic investments in India-based operations or provided services to India-based companies.  Under Mr. Mukunda’s tenure at Startec, the company made an initial public offering of its equity securities in 1997 and conducted a public high-yield debt offering in 1998.  From June 1987 to January 1990, Mr. Mukunda served as Strategic Planning Advisor at Intelsat, a communications satellite services provider.  Mr. Mukunda serves on the Board of Visitors at the University of Maryland, School of Engineering.  From 2001 to 2003, he was a Council Member at Harvard’s Kennedy School of Government, Belfer Center of Science and International Affairs.  Mr. Mukunda is the recipient of several awards, including the University of Maryland’s 2001 Distinguished Engineering Alumnus Award the 1998 Ernst & Young, LLP’s Entrepreneur of the Year Award and the 2013 University of Maryland’s International Alumnus of the year award.  He holds B.S. degree in Electrical Engineering a B.S degree in Mathematics and a M.S. in Engineering from the University of Maryland.

Mr. Mukunda has traveled extensively through India and has conducted business in India and China for more than 20 years.  He has more than 16 years of experience managing a publicly-held company, has acquired and integrated more than 19 companies.  His in-depth business experience in India, his knowledge of U.S. capital markets and his engineering background make him well qualified to serve as a director of our company.

Danny Ngai was appointed as our Interim Treasurer and principal financial and accounting officer on July 14, 2013.  He has served as the General Manager and Director of Ironman since February 2012 and, prior to that, he has been involved with our company since 2007, on a part time basis and is based in China.  He is responsible for the general management of our Chinese operations including P&L responsibility, relations with the government of Inner Mongolia, banks, licensing regimes, interfacing with auditors, miners and major customers.  He was intimately involved in the acquisition of Ironman in China.  Mr. Ngai has considerable experience managing P&L, SEC reporting, U.S. GAAP, Chinese GAAP and audit functions.  Between 1997 and 2004, he held various positions at Startec Global Communications, a company listed on NASDAQ, including as Managing Director of the Hong Kong and Canadian subsidiaries where he had P&L responsibility for approximately $35 million in revenue and an operations with 150 employees.  He was also responsible for all reporting functions and directly supervised the chief financial officers of the two subsidiaries.  Between January 2005 and September 2007, he was Vice President of Operations at Webpoint Communications.  Between November 2007 and October 2009, he was Director of Operations at Jaxtr Inc.  From November 2009 to February 2012, he was Director of Operations at SpeedCast.  Mr. Ngai graduated from the University of Massachusetts in 1991 with a B.S. degree in Electrical Engineering and, in 1999, obtained a Master's degree from the School of Business at George Washington University.  Mr. Ngai speaks English, Mandarin and Cantonese and is based in Hong Kong.

Richard Prins has been our Chairman and Audit Committee Chairman since 2012, and has served as a Director since May 2007.  Mr. Prins has more than 27 years of experience in private equity investing and investment banking.  From March 1996 to 2008, he was the Director of Investment Banking at Ferris, Baker Watts, Incorporated (FBW).  FBW was the lead underwriter for our 2006 initial public offering.  FBW was sold to Royal Bank of Canada (RBC) in 2008.  Mr. Prins served in a consulting role to RBC until January 2009.  Mr. Prins currently serves on several boards, volunteers full time with a non-profit organization, Advancing Native Missions, and is a private investor.  Prior to FBW, from July 1988 to March 1996, Mr. Prins was Senior Vice President and Managing Director for the Investment Banking Division of Crestar Financial Corporation (SunTrust Bank).  From 1993 to 1998, he was with the leveraged buy-out firm Tuscarora Corporation.  Mr. Prins has experience serving on the boards of other publicly-held companies.  Since February 2003, he has been on the board of Amphastar Pharmaceuticals, Inc. and, since March 2010, he has been on the board of Hilbert Technologies.  Mr. Richard Prins holds a B.A. degree from Colgate University and an M.B.A. from Oral Roberts University.

Mr. Prins has substantial knowledge and experience with U.S. capital markets, has served on and chaired audit and compensation committees of boards, has extensive experience in finance, accounting and internal controls over financial reporting.  He brings particularly important experience to the Board, especially if we seek additional financing in the U.S. capital markets.  Mr. Prins has traveled in India, China and Africa.  His knowledge of India and China, and his in-depth experience with U.S. capital markets make him well qualified to serve as a director of our company.

Sudhakar Shenoy has been our Compensation Committee Chairman since 2012, has served as a Director since inception of the company in May 2005.  Since January 1981, Mr. Shenoy has been the Chairman and Chief Executive Officer of Information Management Consulting, Inc., a business solutions and technology provider with operations in the United States and in India that he founded.  Mr. Shenoy is a member of the Non-Resident Indian Advisory Group that advises the Prime Minister of India on strategies for attracting foreign direct investment.  Mr. Shenoy was selected for the U.S. Presidential Trade and Development Mission to India in 1995.  In 1996, Mr. Shenoy was inducted into the Alumni Hall of Fame at the University of Connecticut School of Business and was recognized as a Distinguished Alumnus of the Indian Institute of Technology (IIT) in Bombay, India in 1997. Mr. Shenoy was recently named Top 25 Most Influential People in Washington, DC high tech industry as being awarded the 2004 Executive of the Year by the Northern Virginia Government Contractors Council.  Mr. Shenoy holds a B. Tech (Hons.) in electrical engineering from the Indian Institute of Technology and an M.S. in Electrical Engineering and an M.B.A. from the University of Connecticut Schools of Engineering and Business Administration, respectively.

Mr. Shenoy’s extensive business contacts in India and his experience serving on the boards of public companies in the United States make him well qualified to serve as a director of our company.

Executive officers are appointed annually by our Board of Directors.  Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected and qualified.

All directors hold office until the annual meeting of the stockholders in the year set forth above in the table and until their successors have been duly elected and qualified.

There are no family relationships among any of our executive officers or directors.

Board of Directors; Independence

Our Board of Directors is divided into three classes (Class A, Class B and Class C) with only one class of directors being elected in each year and each class serving a three-year term.  The term of office of the Class B director, currently consisting of Richard Prins, will expire at the 2015 annual meeting of stockholders.  The term of office of the Class C director, currently consisting of Ram Mukunda, will expire at the 2016 annual meeting of stockholders.  The term of office of the Class A director, consisting of Sudhakar Shenoy, will expire at the 2014 annual meeting of stockholders.  These individuals have played a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating acquisitions.

The NYSE MKT, upon which our shares are listed, requires the majority of our Board to be “independent.”  The NYSE MKT listing standards define an “independent director” generally as a person, other than an officer or an employee of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  Consistent with these standards, the Board of Directors has determined that Messrs. Prins and Shenoy are independent directors.

Audit Committee

Our Board of Directors has established an Audit Committee currently composed of two independent directors who report to the Board of Directors.  Messrs. Prins and Shenoy, each of whom is an independent director under the NYSE MKT listing standards, serve as members of our Audit Committee. Mr. Prins is the Chairman of our Audit Committee.  In addition, we have determined that Messrs. Prins and Shenoy are “audit committee financial experts,” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934.  The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits and the adequacy of our accounting and control systems.

Compensation Committee

Our Board of Directors has established a Compensation Committee composed of two independent directors, Messrs. Shenoy and Prins.  Mr. Shenoy is the current Chairman of our Compensation Committee. The Compensation Committee’s purpose is to review and approve compensation paid to our officers and directors and to administer our 2008 Omnibus Incentive Plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of two independent members of the Board of Directors, Richard Prins and Sudhakar Shenoy.  No executive officer of the Company serves as a director or member of the compensation committee of any other entity.

The Compensation Committee met 3 times during the fiscal year ended March 31, 2014 and was responsible for determining executive compensation and the award of stock options to employees and directors during the fiscal year ended March 31, 2014.  No consultants were used by the Compensation Committee during this fiscal year.

Nominating and Corporate Governance Committee

We intend to establish a nominating and corporate governance committee.  The primary purpose of the nominating and corporate governance committee will be to identify individuals qualified to become directors, recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board of Directors to fill a vacancy, recommend to the Board of Directors the composition and chairs of Board of Directors committees, develop and recommend to the Board of Directors guidelines for effective corporate governance, and lead an annual review of the performance of the Board of Directors and each of its committees.  We do not have any formal process for stockholders to nominate a director for election to our Board of Directors.  Currently, nominations are selected or recommended by a majority of the independent directors as stated in Section 804(a) of the NYSE MKT Company Guide.

Audit Committee Financial Expert

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate,” as defined under the NYSE MKT listing standards.  The NYSE MKT’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.  In addition, we must certify to the NYSE MKT that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.  The Board of Directors has determined that Messrs. Prins and Shenoy satisfy the NYSE MKT’s definition of financial sophistication and qualify as “audit committee financial experts,” as defined under rules and regulations of the Securities and Exchange Commission.

Board and Committee Meetings

During the fiscal year ended March 31, 2014, our Board of Directors held 12 meetings.  Although we do not have any formal policy regarding director attendance at our annual meetings, we attempt to schedule our annual meetings so that all of our directors can attend.  During the fiscal year ended March 31, 2014, all of our directors attended 100% of the meetings of the Board of Directors.  During the fiscal year ended March 31, 2014, there were 8 meetings of the Audit Committee, all of which were attended by all of the members of the committee.  There were 3 Compensation Committee meetings held during the fiscal year ended March 31, 2014.

Communications with Directors

Any director may be contacted by writing to him c/o the Secretary of the Company at the Company’s principal executive offices.  Communications to the non-management directors as a group may be sent to the Independent Directors c/o the Secretary of the Company at the same address.  We will promptly forward, without screening other than normal security procedures for all our mail, all correspondence to the indicated director or directors.

Indemnification Agreements

We are party to indemnification agreements with each of the executive officers and directors.  Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.   Under the terms of the indemnification agreements, we intend to agree to indemnify our officers and directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent director in connection with any proceeding if the officer or director acted in good faith and did not derive an improper personal benefit from the transaction or occurrence that is the basis of the proceeding.

Annual Meeting Attendance

We do not have a formal policy requiring directors to attend stockholder meetings but we encourage members of the Board of Directors to attend the annual meeting of stockholders.

Code of Conduct and Ethics

A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code.  The Company has adopted a written code of ethics (the “Senior Financial Officer Code of Ethics”) that applies to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Principal Accounting Officer, Controller and persons performing similar functions (collectively, the “Senior Financial Officers”) in accordance with applicable federal securities laws and the rules of the NYSE MKT.  Investors may view our Senior Financial Officer Code of Ethics on the corporate governance subsection of the investor relations portion of our website at www.indiaglobalcap.com.  The Company has established separate audit and compensation committees that are described below.  The Company does not have a separate nominating committee.  Accordingly, Board of Director nominations occur by either selection or recommendation of a majority of the independent directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policy

Our Compensation Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors the annual compensation for the executive officers of our company.  This Committee has the responsibility for establishing, implementing and monitoring our compensation strategy and policy.  Among its principal duties, the Committee ensures that the total compensation of the executive officers is fair, reasonable and competitive.

Objectives and Philosophies of Compensation

The primary objective of our compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic managers who are enthusiastic about our mission and products and services.  The policy is designed to reward the achievement of specific annual and long-term strategic goals aligning executive performance with company growth and stockholder value.  In addition, the Board of Directors strives to promote an ownership mentality among key leaders and the Board of Directors.

Setting Executive Compensation

The compensation policy is designed to reward performance.  In measuring executive officers’ contribution to our company, the Compensation Committee considers numerous factors including our growth and financial performance as measured by revenue, gross margin and net income before taxes, among other key performance indicators.  Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation.  The Compensation Committee does not currently engage any consultant related to executive or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the trading price of shares of our common stock is subject to a variety of factors outside of management’s control.  We do not subscribe to an exact formula for allocating cash and non-cash compensation.  However, a significant percentage of total executive compensation is performance-based.  Historically, the majority of the incentives to executives have been in the form of non-cash incentives in order to better align the goals of executives with the goals of stockholders.

Elements of Company’s Compensation Plan

The principal components of compensation for our executive officers are:

·	base salary;

·	performance-based incentive cash compensation;

·	right to purchase our common stock at a preset price (via stock options); and

·	retirement and other benefits.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.  During its review of base salaries for executives, the Committee primarily considers:

·	market data,

·	internal review of the executives’ compensation, both individually and relative to other officers, and

·	individual performance of the executive.

Salary levels are typically evaluated annually as part of our performance review process, as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The management incentive plan gives the Committee the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of our company.

Ownership Guidelines

To align the interests of the Board of Directors directly with the interests of the stockholders, the Committee recommends that each Board member maintain a minimum ownership interest in our company.  Currently, the Compensation Committee recommends that each Board member own a minimum of 5,000 shares of our common stock with such stock to be acquired within a reasonable time following election to the Board.

Stock Option Program

The stock option program assists us to:

·	enhance the link between the creation of stockholder value and long-term executive incentive compensation,

·	provide an opportunity for increased equity ownership by executives, and

·	maintain competitive levels of total compensation.

Stock option award levels will be determined based on market data and will vary among participants based on their positions within the company and are granted at the Committee’s regularly scheduled meeting.

All grants of options or common stock occurred on or before the fiscal year ended March 31, 2014.  In fiscal 2009, no option grants were made.  In fiscal 2010, 139,300 stock options were granted (the “2010 Options”) with an exercise price of $10.0 per share and an expiration of May 13, 2014.  No grants were made in fiscal 2011.  In the fiscal year ended March 31, 2012, 130,045 stock options (the “2012 Options”) were granted with an exercise price of $5.60 per share and an expiration of June 27, 2016.  In fiscal 2013, we granted 625,148 shares of common stock.  As of March 31, 2014, we had granted 772,009 shares of common stock and 269,345 stock options under our 2008 Omnibus Incentive Plan.  As of April 1, 2014, there were an aggregate of 359,021 shares available for future grants.

Perquisites and Other Personal Benefits

We provide some executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to enable us to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.  Some executive officers receive the use of company automobiles and an assistant among other perquisites.  Each employee of our company is entitled to term life insurance, premiums for which are paid by us.  In addition, each employee is entitled to receive certain medical and dental benefits, part of the cost of which the employee funds.

Accounting and Tax Considerations

Our stock option grant policy will be impacted by the implementation of FASB ASC 718 (previously referred to as SFAS No. 123R), which was adopted in the first quarter of fiscal year 2006.  Under this accounting pronouncement, we are required to value unvested stock options granted prior to the adoption of FASB ASC 718 under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period.

Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations.  The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.  In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Compensation for Executive Officers of the Company

We pay IGN, LLC, an affiliate of Ram Mukunda, our President and Chief Executive Officer, $4,000 per month for office space and certain general and administrative services, an amount which is not intended as compensation for Mr. Mukunda.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option/ Stock Awards(1)	Total Compensation
Ram Mukunda	2014	$300,000	$-	$83,868	$383,868
Chief Executive Officer and President	2013	$300,000	$-	$104,210	$404,210

Danny Ngai	2014	$90,000	$-	$31,296	$121,296
Interim Principal Accounting Officer, General Manager, Director Ironman	2013	$90,000	$-	$39,120	$129,120
_______________

(1)
The amounts reported in this column represent the fair value of option or stock awards to the named executive officers as computed on the date of the option grant using the Black-Scholes option-pricing model or on the date of the stock issuance using the closing price.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding equity awards held by the Company’s Named Executive Officers as of March 31, 2014.

Name	Shares (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ram Mukunda	172,842	57,500	-	$5.60	6/27/16
		63,500		$10.0	5/13/14
Danny Ngai	43,100		-
_______________

(1)	The shares granted include those granted under the 2008 Omnibus Incentive Plan and those granted in connection with the acquisition of Ironman.

Compensation of Directors

No cash compensation was awarded to, earned by or paid to the directors in the fiscal year ended March 31, 2014 for service as directors.  In the fiscal year ended 2014, our non-employee directors each received 75,000 shares of our common stock from the 2008 Omnibus Incentive Plan.  All compensation paid to our employee director is set forth in the tables summarizing executive officer compensation above.  The Option Awards column reflects the grant date fair value, in accordance with Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (formerly Statement of Financial Accounting Standards (SFAS) No. 123R) for awards pursuant to the Company’s equity incentive program.

Assumptions used in the calculation of these amounts for the fiscal year ended March 31, 2014 are included in Note 16, “Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended March 31, 2014, included in this report.  The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the directors will actually realize from the awards.  Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance and stock price fluctuations.

We pay IGN, LLC, an affiliate of Mr. Mukunda, $4,000 per month for office space and certain general and administrative services.  We believe, based on rents and fees for similar services in the Washington, D.C. metropolitan area, that the fee charged by IGN LLC is at least as favorable as we could have obtained from an unaffiliated third party.  The agreement is on a month-to-month basis and may be terminated by the Board of Directors at any time without notice.

Employment Contracts

Ram Mukunda has served as President and Chief Executive Officer of our company since its inception.  On May 22, 2008, the Company entered into an Employment Agreement with India Globalization Capital, Mauritius, Limited (“IGC-M”) and Mr. Mukunda that expired on May 21, 2014.  On July 14, 2014, the Company entered into the 2014 Employment Agreement with IGC-M and Mr. Mukunda. Pursuant to the 2014 Employment Agreement, we pay Mr. Mukunda a base salary of $300,000 per year.  The Employment Agreement provides that the Board of Directors of our company may review and update the targets and amounts for the net revenue and salary and contract bonuses on an annual basis.  Mr. Mukunda is entitled to benefits, including insurance, reimbursement of business expenses, 20 days of paid vacation, sick leave, domestic help, driver, cook, and a car (subject to partial reimbursement by Mr. Mukunda of lease payments for the car and reimbursement of business expenses).

The term of the 2014 Employment Agreement is five years, extended by one year after which employment will become at-will.  The 2014 Employment Agreement is terminable by us for death, disability and cause.  In the event of a termination without cause, including a change of control, we would be required to pay Mr. Mukunda his full compensation for three years.

Compensation Risk Assessment

In setting compensation, the Compensation Committee considers the risks to our stockholders and to achievement of our goals that may be inherent in our compensation programs.  The Compensation Committee reviewed and discussed its assessment with management and outside legal counsel and concluded that our compensation programs are within industry standards and are designed with the appropriate balance of risk and reward to align employees’ interests with those of our company and do not incent employees to take unnecessary or excessive risks.  Although a portion of our executives’ and employees’ compensation is performance-based and “at risk,” we believe our compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on our company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows, as of March 31, 2014, information regarding outstanding awards available under our compensation plans (including individual compensation arrangements) under which our equity securities may be delivered.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities available for future issuance (excluding shares in column (a)(1)
Equity compensation plans approved by security holders:

2008 Omnibus Incentive Plan (2)	269,345	(3)	$0.78	0
_______________

(1)	Consists of our 2008 Omnibus Incentive Plan. See Note 16, “Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included in this report.

(2)	Includes grants during fiscal years ended March 31, 2010, 2012, 2013 and 2014. There were no grants during fiscal year ended March 31, 2009, 2011.

(3)
The number of options outstanding is 2,693,450 with an average exercise price of $0.78.  Each option exercised at an average price of $0.78 entitles the holder to one tenth of a share of common stock. Therefore, 10 options each exercised at $0.78 for an aggregate price of $7.80 entitle the holder to one share of common stock. The total number of securities to be issued upon the exercise of all outstanding options is 269,345 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had direct or indirect material interest, nor are there any such transactions presently proposed, other than the agreements with IGN LLC, an affiliate of Ram Mukunda, as described under “Executive Compensation – Compensation for Executive Officers of the Company.”.

We are party to indemnification agreements with each of the executive officers and directors.  Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

Review, Approval or Ratification of Related Party Transactions

We do not maintain a formal written procedure for the review and approval of transactions with related persons.  It is our policy for the disinterested members of our Board to review all related party transactions on a case-by-case basis.  To receive approval, a related-party transaction must have a business purpose for us and be on terms that are fair and reasonable to us and as favorable to us as would be available from non-related entities in comparable transactions.

Director Independence

The NYSE MKT, upon which our shares are listed, requires the majority of our Board to be “independent.”  The NYSE MKT listing standards define an “independent director” generally as a person, other than an officer or an employee of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  Consistent with these standards, the Board of Directors has determined that Richard Prins and Sudhakar Shenoy are independent directors.

AUDIT INFORMATION

AJSH & Company, Chartered Accountants (“AJSH”) is our Principal Independent Registered Public Accounting Firm engaged to examine our financial statements for the fiscal year ended March 31, 2014.  During the Company’s most two recent fiscal years ended March 31, 2014 and 2013 and through July 15, 2014, the Company did not consult with AJSH & Company on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and AJSH & Company have not provided either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Audit Related and Other Fees

The table below shows the fees that we paid or accrued for the audit and other services provided by AJSH & Company for the fiscal years ended March 31, 2014 and 2013.  Except as specified otherwise in the table, we paid the fees to AJSH & Company.

Audit Fees

This category includes the audit of our annual financial statements, review of financial statements included in our annual and quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with engagements for those fiscal years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees

This category consists of assurance and related services by the independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  The services for the fees disclosed under this category include services relating to our registration statement and consultation regarding our correspondence with the SEC.

Tax Fees

This category consists of professional services rendered for tax compliance, tax planning and tax advice.  These services include tax return preparation and advice on state and local tax issues.

All Other Fees

This category consists of fees for other miscellaneous items.

	March 31, 2014	March 31, 2013
Audit Fees – AJSH & Company	$50,000	$80,000
Audit-Related Fees	5,000	5,000
Tax Fees
All other Fees
Total	$55,000	$85,000

Policy on Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the audit committee of our Board of Directors has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  In recognition of this responsibility, our Board of Directors has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.  Prior to engagement of the independent auditor for the next year’s audit, management may submit, if necessary, an aggregate of services expected to be rendered during that year for each of the following four categories of services to our Board of Directors for approval.

1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, our Board of Directors pre-approves these services by category of service.  The fees are budgeted and our Board of Directors requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval.  In those instances, our Board of Directors requires specific pre-approval before engaging the independent auditor.

Our audit committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to our Board of Directors at its next scheduled meeting.

Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors.  The Audit Committee approved the audit, audit-related and tax services to be performed by independent auditors and tax professionals in 2014.  The charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee has not delegated such authority to its members.

Audit Committee Report

The Audit Committee of the Board is composed of two directors, each of whom meets the current NYSE MKT test for independence.  The Committee acts under a written charter adopted by the Board.  The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended March 31, 2014 (the “Audited Financial Statements”):

·	The Audit Committee reviewed and discussed the Company’s Audited Financial Statements with management;

·
The Audit Committee discussed with AJSH & Company, the Company’s independent auditors for fiscal year 2014, the matters required to be discussed by Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

·
The Audit Committee received from the independent auditors the written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with AJSH & Company, its independence from the Company and its management, and considered whether AJSH & Co.’s provision of non-audit services to the Company was compatible with the auditor’s independence; and

·
Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee concur in this report.

AUDIT COMMITTEE:

Richard Prins

Sudhakar Shenoy

PROPOSALS FOR 2014 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, if you desire to make a proposal to be acted upon at the 2014 Annual Meeting of Stockholders, you must deliver the proposal, in proper form, to the Secretary of the Company, no later than April 25, 2014, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.  If next year’s Annual Meeting is held on a date more than 30 calendar days from September 30, 2014, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.  The address for the Secretary of the Company is 4336 Montgomery Ave, Bethesda, MD 20814.

Our Bylaws also prescribe the procedure that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings.  To nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than May 25, 2014, and no earlier than April 25, 2014 or (ii) if the date of the 2014 Annual Meeting of Stockholders is advanced by more than thirty days or delayed by more than sixty days from the anniversary date of this Annual Meeting, no later than the close of business on the later of the sixtieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation and no earlier than the close of business on the ninetieth day prior to such Annual Meeting.

Notice of a nomination for director must describe various matters regarding the nominee and the stockholder giving the notice.  Notice of other business to be brought before the Annual Meeting must include a description of the proposed business, the reasons therefore, and other specified matters.  The nominating committee will consider candidates recommended by stockholders in the same manner it considers other candidates.  Any stockholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company, Parveen Mukunda, at the address set forth above.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF INDIA GLOBALIZATION CAPITAL, INC.
for the August 20, 2014 Annual Meeting of Stockholders
and any postponement(s) or adjournment(s) thereof.

The undersigned hereby: (a) acknowledges receipt of the Notice of the Annual Meeting of the stockholders of India Globalization Capital Inc. to be held on August 20, 2014 (the “Annual Meeting”), and the associated Proxy Statement; (b) appoints Ram Mukunda, as proxy, with the power to appoint a substitute; (c) authorizes each proxy to represent and vote, as designated below, all of the shares of common stock of the Company, par value $0.0001 per share, held of record by the undersigned at the close of business on July 15, 2014, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 20, 2014:

This Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.igcinc.us.

1.
The Board of Directors recommends a vote FOR the director of the Company listed below, to serve until the Annual Meeting of Stockholders following the 2017 fiscal year and until such director’s respective successor shall be elected and qualified, or until such director’s earlier death, resignation or removal from office.

	MR. SUDHAKAR SHENOY	FOR ☐	WITHHOLD ☐

2.	The Board of Directors recommends a vote FOR ratification of the appointment of AJSH & Company (“AJSH”) as the independent auditors for the Company for the fiscal year ending March 31, 2015.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.
The Board of Directors recommends a vote FOR the issuance of up to 2,000,000 shares of our common stock to Bricoleur Partners, L.P., pursuant to the Note and Share Purchase Agreement entered into by the Company on October 9, 2012, as amended on March 31, 2013 and 2014, to be used for the payment of principal and/or interest.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.
The Board of Directors recommends a vote FOR approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables) (the “Say-on-Pay Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.
The Board of Directors recommends a vote FOR approval, by a non-binding advisory vote, to set the frequency of say-on-pay votes (cast an advisory vote on the Company’s executive compensation program) at future annual meetings of stockholders to every three years.

	1 YEAR☐	2 YEARS ☐ 3 YEARS ☐	ABSTAIN ☐

6.
The Board of Directors recommends a vote FOR approval of the grant of 1,000,000 shares of common stock to the Company’s Chief Executive Officer pursuant to performance metrics set by the board of directors and 500,000 shares of common stock to two of the Company’s directors.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.
The Board of Directors recommends a vote FOR the Adjournment Proposal which allows the Chairman or Executive Chairman to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of vote of proxies.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, this Proxy will be voted FOR the proposals set forth above.  Please sign, date and return this Proxy as promptly as possible in the envelope provided

Dated: __________________ , 2014
X ________________________________	X _________________________
Signature(s) of Stockholders

Joint owners should each sign.  Signature(s) should correspond with the name(s) printed on your stock certificates.  Attorneys, executors, administrators and guardians should give full title.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.